CinTel Corp. Closes on $63M in Funding From Woori Private Equity Fund

Receives Another $10.5 Million in Convertible Bonds From Two Affiliates of Bowkang Group

LOUISVILLE, KY -- April 12, 2007 -- CinTel Corp. (CinTel) (OTCBB: CNCN) announced that it has entered into an agreement to issue an aggregate 10 billion in Korean Won or approximately $10.5 million in convertible bonds (CB), convertible to the common stock of the company at $0.70 per share and successfully closed this funding simultaneously with the $63 million in CB funding from Woori Private Equity Fund signed on March 15, 2007. Thus, with $73.5 million CinTel will continue its trend towards strategic acquisitions in more diverse businesses focusing on the semiconductor industry and emerging technologies.

The investors in the $10.5 million CB are the Korea Culture Promotion Inc. and Phoenix M&M Corporation, which are affiliates of Bokwang group. As a result of this series of investments, CinTel is positioned to make key, strategic, accretive acquisitions in the semiconductor and other promising technologies that will create synergies with existing operations, thereby enhancing shareholder value.

Sang Don Kim, the CEO of CinTel Corp., said, "We are transforming CinTel Corp. into a key semiconductor player with some very important acquisitions, making CinTel a more vibrant, profitable, and growing company. I am quite excited with the successful closing of the additional investment from the affiliates of Bokwang group and Woori Private Equity Fund. The current shareholders should be delighted that these investments are being made at a tremendous premium to CinTel stock's current market price, because these institutional investors share CinTel management's unshakable belief that CinTel's business and operation are quite promising and poised for explosive growth."

About Phoenix M&M Corporation (http://www.tsm2.com)

An affiliate of Bokwang group, Phoenix M&M (Metal and Material) Corporation, founded on 1992, is a mineral processing company. They refine and produce gold, silver, platinum, palladium, and other valuable metals through recycling process. Its main business is recycling and material production business.

About Korea Culture Promotion Inc. (http://www.kcpi.co.kr/)

Korea Culture Promotion Inc, founded in 1997, is an affiliate of Bokwang Group. Korea Culture Promotion Inc. issues "Culture gift certificates" and "Game culture gift certificates" and operates the culture portal site "Cultureland (http://www.cultureland.co.kr)." "Culture gift certificates" can be used at more than 20,000 online and offline franchise chains including bookstores, theaters, music stores, performances, sports and other cultural events. "Game culture gift certificates" can be used for online game and contents as one of the most prominent payment methods for online games.

About Bokwang Group (www.bokwang.com)

From its beginnings in 1983, as a producer of TV cathode ray tubes and electronic materials, Bokwang group has grown to be one of the largest conglomerates in Korea with over 30 subsidiary companies in hi-tech, leisure, finance, retail, logistic and culture businesses. The consolidated balance sheet and sales revenues of the Bokwang group's companies reaches into the several tens of billions of dollars.

About CinTel Corp.: (www.cintelcorp.com)

While CinTel maintains its position as a leader in Internet Traffic Management (ITM) systems; it has also begun expansion into creative new markets and worldwide distribution of Korean and Chinese-based semiconductor technologies. With its main headquarters in North America and operations worldwide, CinTel Corp. provides a wide range of enterprise technology solutions. Founded in 1997, CinTel introduced Korea's first dynamic server load balancer, which has now evolved into a world-class product line. CinTel's award-winning ITM solutions are marketed to customers worldwide, enabling customers to improve Internet and network traffic management, service levels, secure content, user experience, and reduce server loads and bandwidth demands. With its ever expanding solutions with key partners and through internal development, CinTel has created a conglomeration of technology products to include NAND flash memory packaging, LCD assembly, semiconductor packaging and testing specialists, as well as a total solution provider for memory applications for home appliances, semiconductors and TFT-LCD application products.

Safe-Harbor Statement

This press release may contain statements (such as projections regarding future performance) that are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those projected as a result of certain risks and uncertainties, including but not limited to those detailed from time to time in the Company's filings with the Securities and Exchange Commission.

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Contact:

CinTel Corp
JD Sparks
VP
502-657-6077
jdsparks@cintelcorp.net

SOURCE:  CinTel Corp.